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                                                                     EXHIBIT 5.1

                                                       VINSON & ELKINS L.L.P.
                                                       3700 TRAMMELL CROW CENTER
                                                       2001 ROSS AVENUE
[LOGO]                                                 DALLAS, TEXAS 75201-2975
                                                       TELEPHONE (214)220-7700
                                                       FAX (214)220-7716
                                                       www.velaw.com


April 25, 2002

Pioneer Natural Resources Company
Pioneer Natural Resources USA, Inc.
5205 North O'Connor Blvd., Suite 1400
Irving, Texas 75039

Ladies and Gentlemen:

     We have acted as counsel for Pioneer Natural Resources Company, a Delaware corporation (the "Company"), and Pioneer Natural Resources USA, Inc., a Delaware corporation (the "Subsidiary Guarantor"), in connection with the preparation of the abbreviated registration statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 (the "Securities Act"), with respect to the offer and sale (a) by the Company of unsecured debt securities (the "Debt Securities") and (b) by the Subsidiary Guarantor of guarantees of the obligations of the Company under the Debt Securities (the "Guarantees"). The aggregate initial offering prices of the Debt Securities offered by the Company pursuant to the Registration Statement to which this opinion is an exhibit will not exceed $25,550,000. The term "Securities" refers collectively to the Debt Securities to be offered by the Company and the Guarantees offered by the Subsidiary Guarantor. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in a supplement to the Prospectus ("Prospectus Supplement") contained in or incorporated by reference into the Registration Statement.

     Before rendering our opinions hereinafter set forth, we examined such certificates, instruments and documents, and we reviewed such questions of law, as we considered appropriate.

     In connection with this opinion, we have assumed: (i) the Registration Statement has become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) the indenture governing the Debt Securities has been duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) the indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.



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     Based upon the foregoing, we are of the opinion that:

     (i) When the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with such indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities in accordance with the terms of the indenture will be duly authorized, validly issued, fully paid and nonassessable.

     (ii) When (a) the board of directors of the Subsidiary Guarantor (or a duly authorized committee thereof) has taken all necessary action to approve the issuance and terms of any Guarantee, (b) the terms of such Guarantee have been duly established in conformity with the indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Subsidiary Guarantor and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Subsidiary Guarantor, and (c) the Debt Securities relating to such Guarantee have been issued and sold as contemplated in the Registration Statement, such Guarantee will constitute a valid and legally binding obligation of the Subsidiary Guarantor, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

     This opinion is limited in all respects to the laws of the States of Delaware and Texas and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

     We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

                                        Very truly yours,

                                        /s/ Vinson & Elkins L.L.P.